EXHIBIT 23.1

                       [DAVIDSON & COMPANY LETTERHEAD]

April 20, 2000


FIDELITY CAPITAL CONCEPTS LIMITED
Suite 2901 - 1201 Marinaside Crescent
Vancouver, BC
V6Z 2V2

RE:  FORM 2-SB

Dear Sirs:

We refer to the Form 2-SB Registration Statement of Fidelity Capital Concepts Limited (the "Company") filed pursuant to the Securities Exchange Act of 1933, as amended.

We conducted an audit of the Company's financial statements and have provided an audit report dated April 11, 2000 in connection with the preparation of the Form 2-SB. We hereby consent to the filing of our audit report as part of the aforementioned Registration Statement.






                                                            "DAVIDSON & COMPANY"


Vancouver, Canada                                          Chartered Accountants